Form C

Cover Page

Name of issuer:

Beachmonkey Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 1/31/2017

Physical address of issuer:

504 30th Ave N
#15
Myrtle Beach SC 29577

Website of issuer:

http://www.beachmonkey.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

9/27/2017[1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 187 days from when filed with SEC.**

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Beachmonkey Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michael Luczaj	CEO	Beachmonkey	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michael Luczaj	CEO	2008
Michael Luczaj	President	2008
Michael Luczaj	Secretary	2008
Michael Luczaj	Director	2008

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Michael Luczaj	6,000,000 common Stock	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Loss of Entire Investment
This is a high risk investment in a new company that has a limited operating history. Any potential investor must be willing to risk the entire loss of his capital. No assurance can be given that any of the potential benefits described will materialize, nor can any assurance be given as to the actual amount of financial return, if any, which may result from an investment.

Limited Operating History-History of Losses; Uncertain Future Profitability
The Company is still in a developmental stage. Consequently, its operations are subject to numerous risks associated with the development of a new business. The Company expects to continue to incur operating losses for the foreseeable future, principally as a result of expenses associated with the Company's web development efforts and anticipated marketing and other general and administrative expenses. The Company has generated revenue to date, and there can be no assurance that the Company will be able to develop adequate revenue sources to carry out its strategic plans. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the growth of an early-stage business.

Need For Additional Financing
Even if the Company is successful in raising the maximum amount of funds in the Offering, it may require substantial additional funds in the future for further web development, operating expenses, wage expenses, and marketing capabilities. Adequate funds for these purposes, whether sought through financial markets or from other sources, may be dilutive to the current share holders and may not be available when needed or obtainable on terms acceptable to the Company. Insufficient funds may prevent the Company from implementing its business plan.

Implementation of Business Model
The Company has limited resources and has had limited revenue and limited operating profits to date. The Company has an evolving and unpredictable business model. The Company also lacks a strong brand identity in areas outside its sphere of influence. Moreover, there can be no assurance that the Company will derive sufficient revenue from its operations or operate on a profitable basis. The likelihood of the success of the Company must be considered in light of the problems, costs, difficulties, and delays encountered in connection with the growth of a new business and the competitive environment in which it will operate.

Fluctuations in Operating Results
The Company's operating results may vary significantly from quarter to quarter or year to year, depending on factors such as the timing of product development, the timing of sales and marketing expenses, and the introduction of new products by the Company. The Company's current and planned expense levels are based in part on its expectations as to future revenue. Consequently, revenue or profit may vary significantly from quarter to quarter or year to year, and revenue or profit in any period will not necessarily be predictive of results in subsequent periods.

Lack of Market Acceptance
Market acceptance of the Company's products will depend, in part, on their capabilities and operating features as compared to other competitive products. Failure of the Company's products to gain market acceptance would have a material adverse effect on the Company's business, financial condition, and results of operations.

Technological Change; Risk of Obsolescence
The industry in which the Company is competing is characterized by rapid technological change and frequent introductions of new products. The introduction of products embodying new technology often renders existing products obsolete and unmarketable. There can be no assurance that the Company will be successful in developing enhanced or new products that respond to technological changes in a timely manner, or at all. Additionally, there can be no assurance that technological changes will not render the Company's products and technologies obsolete.

No Public Market; Restrictions on Transferability
Currently, there is no public market for shares, and there can be no assurance that any market therefore will develop. Accordingly, an investor may be unable to liquidate an investment in the shares offered hereby for an indefinite period. In addition, an investor in shares must be able to withstand a total loss of his investment.

Competition
The industry in which the Company participates is highly competitive. Other companies may have developed or may be developing websites, applications, products, and services similar to those of the Company. Commercial availability of such websites, products, and services could have a material adverse effect on the Company's business, financial condition, and results of operations. Many of the Company's competitors have substantially greater financial, personnel, marketing, and technical resources than the Company and represent significant long-term competition for the Company. The Company's competitors may succeed in developing websites, products, and services that are more effective or less costly than any that may be developed by the Company. These competitors may also prove to be more successful than the Company in marketing.

Need/or Additional Management and Personnel
The success of the Company will be dependent upon its ability to hire and retain additional qualified personnel. The Company will compete with other companies with greater financial and other resources for such personnel. There can be no assurance that the Company will be able to attract and retain such personnel, and failure to do so could have a material adverse effect on the business, financial position, and results of operations of the Company.

Dependence on Key Personnel
The Company is dependent, and will continue to be dependent, upon the continued efforts and abilities of one individual, Michael Luczaj (CEO). The loss or unavailability of such person for any significant period could have a material adverse effect on the Company's business prospects and viability. The Company does not maintain key-man life insurance on Michael Luczaj.

Behavior of media team
Our media team will be made up of thousands of independent contracted photographers, videographers, and writers.
Even though they are not employees, they still represent our brand. One of them acting ill responsibly, unprofessionally, or illegally has the potential for significant mindshare loss, client loss, or media team member losses.

Rejection of member validation
A significant portion of potential new members could reject having to verify identity to become a member or reject paying the fee for processing. This could lead to low early adopter rate and halt our membership growth for premium services.

Competition in Eastern Europe and Russia
Geometria.ru is a website based in Russia and has media team members in many large cities throughout the world. There could be a risk of rejection of the events and clubs of a company based in the USA trying to establish a foothold in Russia due to being in direct competition of a Russian based business.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds:
Start up administrative costs
Purchase new equipment

If we raise: **$100,000**

Use of Proceeds:
New company branding
Design and wire-frame of new site
Establish all company processes and company vision
Scale current photography marketing

If we raise: **$500,000**

Use of Proceeds:
Build management team
Establish company office
Hire staffing for media team support
Begin hiring blitz for media team in all markets
Polish user experience and user flow

If we raise: **$1,000,000**

Use of Proceeds:
Finish website and apps.
Establish sales process and all customer acquisition channels
Launch Website and apps and test user flow
Hire support staffing
Launch photography marketing in a limited number of markets.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an Investor does not reconfirm his or her investment commitment after a material change is made to the offering, the Investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$6 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$6 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: Only investors with investment of $25,000 or more has voting rights.
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
	0	0	No	No
Common Stock	10,000,000	6,000,000	Yes	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	0
Other Rights:	

Describe any other rights:

None.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$6 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$6 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
Beachmonkey is a social site and media outlet that allows people who love to party, attend big festivals, and connect with similar people from around the world.

Corporate Structure
Beachmonkey started out as a sole proprietor LLC, called Beachmonkey LLC. This was done to build the brand name, add clients, create a large social network, and build our membership numbers while keeping our costs to a minimum. During the time, we also created and improved the following processes; photography marketing, hiring and training media team members, the sales and marketing.

It became apparent that this corporate structure was no longer suffice, we formed our new corporation, Beachmonkey INC. in January 2017. This will allow us to fundraise to add capital, hire staffing, and grow our company. All assets and liabilities of Beachmonkey LLC will be transferred to Beachmonkey INC. including; All trademarks, website, client lists, media team, and all social media pages. Some of the clients will not be transferred until their contract year is finished. Our goal is to have the transfer completed by July 2017.

Our historical results used in this document were generated from Beachmonkey LLC.

Revenue
Our company will generate revenue in five different ways.

1. Premium Membership Fees: Members will pay an annual premium for a verified profile, status upgrades, and other VIP benefits. This will be 50% of our total revenue when implemented.

2. Photo Sponsorships: Local and global brands pay premium dollars to put their logo on our photos in our featured albums. We currently make 62% of our revenue using this method, and in the future, it will be 15% of our revenue.

3. Advertising: Targeted ad spaces on our site are perfect for small to large companies. Currently, it is 2% of our total revenue, but this will increase to 20% in the future.

4. Event Invite Blasts: We will build a large database of nightlife lovers. Promoters and venues will pay money to invite them to their events. This is a future revenue and should be about 5% of our revenue totals.

5. Lifestyle Marketing, photography, and other media: We are hired to go out and photograph an event. In the future, we will offer product placement in our visual media for companies that fit our branding. Currently this is 36% of our total revenue, but this will only 10% of our total revenue in the future.

Premium Membership Fees:
People always desire privacy and exclusivity, so we will make this happen. Our Premium Membership Fees program is a future revenue stream that will begin when we launch the new version of the website. Our current version does not have the capability. Our website will have levels of membership. This is done to combat fake profiles, spammers, trolling, bad behavior and stalking. Anyone can sign up for a membership to view staff photos but cannot interact with other members, see profiles, etc. until they are confirmed as a real person. There will be different levels of verification, each level costing more. At each level, the members will receive more site features and more rewards.

Photo Sponsorships:
This has always been a steady revenue source for beachmonkey.com. We currently have two companies that pay us to put their logo on our photos. Whenever we take photos of people at events, we hand out a photo card telling the person to go to beachmonkey.com to view it. On the back of the card is our sponsoring company's logo. This is a great marketing tool for companies looking to brand themselves to the nightlife demographic. We feel that with a full-time sales force and backend staffing to bring on more photographers, we will attract numerous large brands as clients. Our photo sponsorship revenue was down 8% from 2015 to 2016. This was due to one of our clients not having the capital to hire more back end staffing.

Advertising:
This is traditional ad space that you see on websites. We will find clients by use of a sales force and a self-service ad module for organic clients. The ad space will be woven into our content, videos, and throughout the site. We will focus on the businesses in the local markets; we feel this market is very underserved. We no longer have advertising revenue on our current site due to a software issue that prevents us from showing ad space. We did not feel that investing more capital into an outdated site was wise. Once we receive funding, our new site will be fully capable of delivering ad space and we will have a sales staff to increase the amount of ad shown.

Event invite Blasts:
Most of our membership base came to our site because they had gotten a photo of themselves at a nightclub or festival. This creates a perfect massive database that promoters and venues would love to invite to their events. In the future, our website will have the capabilities of suggesting events to members and we can charge a premium to do so.

Lifestyle marketing, photography, and other media:
Many festivals, artists and venues hire our media team to shoot or film. While much of the money goes to the media team member, it gives us our photography marketing. In the future, we can also do branding during the shoots. We have tested this out, and found that brands love seeing their product out naturally. We can give them organic looking photos or videos for use on their social media. This will give us and the media team member more money per shoot. Our photography revenue was down 16% from 2015 to 2016. 90% of the revenue produced is by the CEO and he shot fewer big festivals in 2016.

History

We founded our company in 2008 to shoot in clubs and put those photos on our website. We started with just one photographer, no outside funding, and no clients. Without any outside funding, we have done the following:

• Built 3 versions of our website without using external funding
• Grown to almost 500,000 members
• Acquired 2 major photography sponsors.
• Doubled our revenue every year from 2011-2014
• Hundreds of local venues, major artists and large festivals have hired our media team.
• We have 180 independent photographers, writers and videographers on our media team and have a data base of over 3,000 people who want to join.
• We have grown from being in just one market to over 50 and we are in numerous countries.
• In the last two years, we have increased our followers on social media to 100,000.

Our membership growth has been consistent since we started our company in 2008 and has accelerated over the last two years.

• We have nearly doubled our membership each year for the last 3 years.
• Even though we are an early-stage company, we have made a small profit each year.
• In the last few years, our total expenses have remained consistent.

If we get the necessary capital, we expect to continue to grow our business. Although there is no guarantee that our historical results (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

• We could suffer loss in our photography equipment could and we do not have the capital to replace.
• We could lose one or more of our sponsors and without a full-time sales staff, we might not be able to replace the lost clients.
• Changes in our current photography clients such as consolidation, closure or bankruptcy could result in us losing photography clients.
• We could lose key members of our photography team.

Liquidity
The following table summarizes our cash and cash equivalents and accounts receivable for the periods indicated:
Beachmonkey.com Liquidity
For the Years Ending [Dec 31, 2015 and Dec 31, 2016]

Cash flow from Operating Activities 2015
Cash and Cash equivalents 1,504
Accounts Receivable 9,500
Total Liquidity 11,004

Cash flow from Operating Activities 2016
Cash and Cash equivalents 1,341
Accounts Receivable 635
Total Liquidity 1,976

Our cash and cash equivalents at 1/1/2016 were held for working capital purposes. We do not enter investments for trading or speculative purposes. Our policy is to invest any cash more than our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash, and accounts receivable for operations within the next 5 years. We base this estimate on the last 5 years of our expenditures being equal to our net revenue. We do not anticipate any major expenditures.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our company to build a new version of our website, hire needed support staff and provide marketing after launch of new site. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to our growth. We will then be able to develop a new website that will give us more lines of revenue. More capital will allow us to hire support staff for sales, marketing, and our media team. A staff is critical to increased website traffic and membership, and increased sales.

Our cash held as of 1/1/2017 was nearly the same as the cash held as of the same date in 2016, 2015 and 2014. This is due to us keeping our expenditures from increasing and keeping a consistent client base.

Net cash used in operating activities consisted of net income. Net cash provided by operating activities was $1,341 for the year ended 2016, which was driven by keeping our expenditures level with our revenue.

As of March 2017, we have $6,495 in equipment assets. We have no liabilities and we average $3525 in monthly revenue (March 2016 to February 2017).

Capital Resources.

We have financed our operations through internally generated positive cash flow. We budget our operations expenditures to match our revenue and have done this successfully for the past 4 years.

Our total revenue was down 12%, from the prior year to $40,522 in the year ended 2016. The decrease was result of a reduction from our three core revenue streams (photo sponsorship, advertising revenue and photography revenue). Offsetting these decreases were reductions in overall expenses which decreased by 12% from the prior year.

Future Trends.
We expect our membership growth to continue throughout the next few years. Our photography client list keeps and our social media footprint continues to expand.

Our overall focus is for continued growth of our membership. Every major festival we get hired to photograph, we add on many new members. We are particularly excited about the growth in Finland. We already have commitments from our clients last year to shoot their tours and we will pick up 4-5 new major clients.

Company officer
Michael Luczaj is the only company officer and works full time for the company.

Cash In Hand
As of March 2017, we have $1500 cash in hand.

Monthly Expenses and Burn Rate
As of March 2017 we have $6,495 in equipment assets. We have no liabilities and we average $3525 in monthly revenue (March 2016 to February 2017). On average, expenses equals our revenue. Our last completed month was Feb 2017 revenue was $4,438 and our expenses was $4,416 for a gain of $22. We do not expect to run out of money in the next 5 years if everything remains the same.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.beachmonkey.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Wefunder Crowdfunding SAFE

Appendix C: Financial Statements & Tax Returns

- Financials 1
- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Michael Luczaj



FOLLOW US FOR UPDATES SHARE TWEET

INVEST IN BEACHMONKEY

A social network for nightlife and festival fans

$0
raised of $50K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)
$6M valuation cap | no discount
A SAFE gives you the right to future shares in BeachMonkey. If you invest, you're betting the company will be worth more than $6.0M in the future.
INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$100+	Priority access at sponsored events Exclusive website/app features
$1,000+	Priority access at sponsored events Exclusive website/app features VIP pass to a sponsored event Priority access at sponsored events
$5,000+	Priority access at sponsored events Exclusive website/app features VIP pass to a sponsored event Priority access at sponsored events One of our team members will photograph you and your friends for two hours while you go out on the town.
$10,000+	Priority access at sponsored events Exclusive website/app features VIP pass to a sponsored event Priority access at sponsored events Go with our CEO to an event. He will personally photograph you, introduce you to people, and get you amazing access.

> *We are social site and media outlet that allows people who love to party, attend big festivals, travel and explore to connect with similar people from around the world.*



Michael Luczaj
CEO, BEACHMONKEY

OUR AMBITION

Our goal is a 100-million-member troll free site. Members will be able to find new people to connect to across the globe. They can safely share experiences of going out, traveling, and exploring. We will have a perfect blend of user and our media team generated photos, videos, and stories. Thousands of events this week will be explored to help our users feel more connected to the positive things in life. We will be profitable using advertising and unique marketing without being intrusive.

KEY FACTS

- We currently have nearly 500,000 members.
- 100,000 Social media followers.
- Our media team covers 50+ markets globally.
- We have a large client list of festivals, clubs and artists.

DOCUMENTS

fundinga.pdf

beachmonkey.com

COMMUNITY PHOTOGRAPHY SOCIAL IMPACT SOCIAL MEDIA TRAVEL TECH ENTERTAINMENT FESTIVALS MEDIA EVENT PHOTOGRAPHY NIGHTLIFE SOCIAL ADVENTURE

THE BUZZ ABOUT BEACHMONKEY

> *Putting our logos on their photos is one of our best marketing tactics. It puts our brand in front of thousands of people a week and we get direct referrals of club owners.*

Frankie Day
Blu Premium Drink

> *Their photography team makes our events look amazing! We have them shoot our parties 3 to 4 nights a week for the last 4 years.*

Jerry Lomeli
Señor Frog's

A Social Network for People Who Believe in Carpe Diem

Beachmonkey is a social site specifically dedicated to people who love nightlife.

We're building a niche social media network catered for people who are crazy about attending music festivals, nightclubs, traveling and exploring social scenes. Beachmonkey is creating a safe, fun haven for users to connect with people around the world who, like them, love to party.

Current Social Networks are Rife with Problems

Social media is polarized—pushing people apart instead of bringing them together.

Twitter does a poor job of filtering contacts while Facebook does the opposite—you get to connect with people you already know, not meet new friends. Where social media was supposed to bring people together, the onslaught of fake news, bullies, and polarizing politics has done the opposite and pushed people apart.

Current Social Media Sites

- Social sites today are filled with cyber bullies, Stalkers, creeps, trolls, political fights, fake news stories and drama.

- This will increase your stress levels, produce anxiety, and creates depression. This fosters a feeling of being isolated, and less connected.



Beachmonkey.com

- Our media team will go throughout the world and upload thousands of photos, videos and stories of festivals, nightlife, traveling, and exploring.

- Through festival sponsorships and partnerships, we can help our members get better access to the most elite social scenes.

We're Already Growing Our User Base

Beachmonkey's pivot is supported by over 400,000 users who love our photography.

We started as a photo-marketing agency for the country's coolest nightclubs and events. Through that, we've garned hundreds of thousands of fans who love our photography. They're ready to grow their relationship with Beachmonkey beyond the lense and into a network of all the things they love.



500,000
400,000
300,000
200,000
100,000
0
Total Users Thru 2016: 432,337
2012
2013
2014
2015
2016
Total Downloads

94,765

Social Media Followers

180

Media Team Members

We've Already Worked With the Biggest Names in Nightlife

Our previous work has built valuable relationships with the most influential brands in the nightlife and music festival industry. We plan on working with them to provide one-of-a-kind perks to Beachmonkey members.

We have Photographers in 50 Different Countries

Our Photographers are our boots-on-the-ground, ready to spread the word about Beachmonkey to nightlife gurus everywhere.


Countries with Beachmonkey photographers

Our Journey So Far

We have the network and the community. Now, we're going all-in on rebuilding the user experience on Beachmonkey to cater to our emerging social network.

January 2008
Launched first version of Beachmonkey.com
Our first beta version that had a photo gallery and user profiles.

February 2008
Started photography marketing (in Louisville, KY)
Experimented with our first marketing and sales process to gain clients.

March 2008
Gained first client (Pink door in Louisville, KY)
After seeing the quality and value of our product, they hired us on the spot.

August 2010
Photography marketing clients in multiple cities
Louisville, Myrtle Beach, Miami, Charleston, Wilmington and Cincinnati.

May 2011
First major client for photo sponsorship
Blu Energy Drink began sponsoring our Myrtle Beach Market.

August 2011
Launched 2nd version of site
Upgraded our photo gallery, built 1st beta community, added direct photo upload to Facebook, automatic watermarking for media team, faster site and better design.

June 2012
Gained first national festival as client
Life in Color hired us to shoot 3 shows that year and have become one of our best clients.

December 2014
Added 100th media team member
We knew our hiring and training process worked and could be easily scaled to mass with more backend staffing.

October 2016
Broke 400,000 members and 100,00 social media followers
We achieved this total without much effort and it still helps spread our brand awareness.

Q3 2017
Start design and construction of new website and phone apps
It is important that we make sure we get the branding and design right the first time to attract our target market of users.

Q1 2018
Launch new website and new phone apps
With a new foundation built, we can start increasing user engagement and building on our brand.

Invest, and Join the Party



In 2007, I started taking photos in clubs and festivals for fun and uploading them onto social media. I quickly became known in the nightlife scene, and my experiences helped me form a basic idea: connecting people who love nightlife using visual media. With that in mind, I upgraded my photography gear and launched beachmonkey.com. After the first year, I knew I had something special when someone I had never met before, from a city I had never been to, approached me and said "I love your website!"

Over the next few years, I developed a large fan base made up of individuals throughout the globe. I put every extra dime made back into the company's growth and never had a major fund raising campaign. I trained and mentored our media team into some of the finest people you could ever work with. All our marketing and sales processes have been tested and refined until I knew they were perfected and could be scaled to mass.

Our key mission has always been to connect people together who love nightlife, festivals, and traveling. Our fan base is made up of people from different ages, backgrounds, cultures, and beliefs, but they all agree on one thing: They would rather go experience life and be happy than sitting at home and being miserable.

Beachmonkey.com has always been about thousands and thousands of people coming together to do something unique and fun. Crowd funding fits perfectly with that. I want 100,000 small investors who fully believe in our project and can commit to a grassroots company. There is no reason a company cannot be these three things: behave in a socially responsible manner, bring joy to people, and make a profit.

It has been proven that when people of different cultures dance together, they feel more connected to each other and are less likely to commit acts of violence against others that are different from themselves. The heart of world peace is being able to establish connections like this on a grand scale. Maybe we won't achieve world peace (and maybe we will!), but we would like to make a difference in people's quality of life.

I want to personally invite you to become involved in our journey to create something different and great - a profitable and unique space you can call home.

Much love,



Michael Luczaj

FOUNDER



Michael Luczaj
CEO

DETAILS

– COLLAPSE ALL

What is Beachmonkey? ^

Beachmonkey.com has two parts. The first part is a social site that's particularly for people who love going out, clubbing, nightlife, going to festivals, traveling, exploring and creating. The difference is it's a private social site, and it's going to be anti-bullying and anti-trolling, with no fake news and no fake profiles. We verify everybody who's a member on there. The other part of it is our media team. What we do is, we go out to the festivals, to the clubs, to extreme sporting events and places like that, and take photos and post them online so the members can see them. They can also interact with each other. We will also get into videos and news articles as well. We will also emphasis user generated social content. Social content is photos, videos, etc. of the user doing something social. Our goal is a unique blend of site and user generated content.

Our target market is generally 18 to 35 years old, but even in that market, there are people who don't go out and don't like socializing. Our particular purpose is to find those people who just really love going out two to three nights a week. They go to one to two festivals a year. They travel, and when they travel, their first criteria is how the night clubs in that area are. They really like meeting new people who like doing that as well, so it is kind of like connect the dots between people. We also want to find those individuals who love to post social content.

Don't sites like Facebook already do what you're trying to? ^

Facebook is really to connect with people you already know. Facebook isn't generally meant to meet new people. It even has security in place that if you try to add someone as a friend, they ask you if you know this person in real life. If you don't, you're not supposed to add them as a friend. So, Facebook's really there to keep in contact with your school mates, your relatives, people you know from work, your personal friends; it's not really to meet new people, Then there are some people who love the nightlife that don't necessarily want their family to see exactly what they are doing at all times, which they generally would if they posted about it on Facebook.

The other thing is, Facebook itself doesn't do any of its own content; it's all user-generated content, so it relies on members to upload their own photos, and people to share, and it's extremely hard to search for a particular thing on Facebook. It's not conducive to a giant community. Facebook is a bunch of really small communities that are kind of exclusive to each other. For example, if I post a photo I took at a festival in New England or, Japan, nobody sees that photo except for my particular group of people. In contrast, with Beachmonkey.com, if I posted that same photo, everybody with membership to the site can see what happened and really connect to that photo. It's more of that connectivity, and sites like Twitter and Instagram aren't really geared towards personal connections between people. On either of those sites, you really can't search for particular individuals. The only sites you can do that on are dating sites, but that's not really particularly what we do. It's not really a dating site where you want to find a particular individual that you want to connect with. Facebook's also not really that geared towards networking for our specific group of people that we market towards.

When and how did the idea for Beachmonkey arise? ^

Beachmonkey.com originally started in 1999, and I just kind of sat on it. It was supposed to be a site for people who want to go to beaches and information about ocean safety and things like that. In 2008, I decided I would re-explore this website. I wanted to make it geared towards social things that were going on, so I grabbed a camera. I started shooting the clubs, and people. Then I posted the photos on the website and people took the photos and posted them to other social media. People loved the fact that someone was out there taking photos, so it was good marketing. Then I added on the social aspect to it.

We were on a bootstrap budget, so I really didn't do an incredible foundation of a social site. People wanted to connect with each other, but our actual foundation at the time really wasn't conducive for it. It was kind of a social site, but it wasn't a really well functioning, flowing social site. I just didn't have the money or the capital to produce a site that made it conducive towards that, that made its users flow together.

As we went along, we started shooting in more markets. People would just come up to us and say, “Oh, wow, we really love what you do. We're glad you're out here.” It increases connection to the places that they go to, or if they haven't been there, they look at our photos and say, “Wow, I wish I was there that night,” or, “Man, I wish I could go to that club in that city.” They see people, and they really want to connect with those people, but they really don't know how to connect. Our second step was to produce a social site that allows the users to connect with other people a lot easier. The social site we have now, it's like it was done on a bootstrap beta budget. It's just there. It has the functionality, but it has no user flow.

How are night clubs involved in your process? ^

The clubs pay us to shoot the photos. The reason why we started doing that is, of course, was the budget constraints. You can't afford to pay the photographers. It just monetarily doesn't work out. To offset the costs, we said to clubs, “Hey, we'll give you photos. We'll put them on the website that gets a lot of traffic. People will upload these photos, and then spread virally how much of a good time they had at your particular club.” We called it photography marketing, and the clubs pay for that.

How do you measure progress and success? ^

Right now, we're just measuring how many people actually joined the site and how fast it's growing. from 2015 to 2016, we went from about 200,000 members to almost 500,000 members. We doubled our growth every single year since 2012. We didn't really want to do something until we had the money, until it made sense. We had that one shot to be able to build it. We had this big database of users, and we are at the point where we are generating even more users who are signing up for memberships, but we're not really doing anything with them that we want to do.

The other thing we use to measure growth is how many shoots we get called for on major accounts; which would be an artist or a big festival. Every single year, we've kind of doubled that client list as well.

Why are your members excited about Beachmonkey?

The main thing is they love seeing themselves in a professional photo. You make the photos look really cool, and make the event look better than it actually is. That's the feedback we get right now. Every Time someone is familiar with our brand runs into one of our photographers, they get super excited that we are there. They immediately grab their friends to get a photo.

What are your plans for improving design and user experience?

We're definitely going to get a hot branding and design firm to work on the branding portion of it. Then, we'll hire another firm to do our user flow, UX/UA and do our framing, to make sure everything is framed exactly right and it fits all together perfectly. Then we'll build a new site and the apps. We think that's a crucial thing that we have to have right now.

We pretty much have the marketing down. We know how to market and how to bring people to the site. Now we need to make sure, when they go on to the site, we have a great flow. People have been waiting for this for a while now; waiting for something to happen on this site that's more than just photos. It's really getting that branding down to make sure we understand what our users' needs are, and the second step is taking those users' needs and making sure we get our proper user flow and UX, and the proper framing, and then build the site on top of that.

How do you think Beachmonkey should evolve?

Our user experience is kind of like going to a nightclub. When you go to a nightclub or festival, you don't want people there that start fights, or cause drama. You don't want people that are just out of control. You wouldn't let in anyone with fake ID's. You don't want creeps hitting on or stalking women. You just want it filled with people that are fun and happy just like you. People that are creative and inspiring, who just want to have fun, dance and have a good time.

One of the key things I think our user experience will have is a filter to keep out the people that aren't supposed to be in there. We don't want a Facebook. We don't want every single person in the universe on our social site. We want a particular type of person, who fits our marketing niche.

The second thing is making the site conducive so people can easily connect with each other. So, if I'm going to go to New York and I want to meet people that are really cool, that are just like me, beyond meeting a new girlfriend or boyfriend or whoever, and beyond wanting to meet people that I can network with, I can connect with them on Beachmonkey and then possibly set up a meeting. That, I think, is the second thing that people are kind of missing, is being able to actually network with really cool people, a site just kind of pre-selected. We know these people are fun. Other people can vouch for them.

Then, the third thing is to be able to sponsor an event or festival. When that comes, we can use that leverage of our membership numbers and our Beachmonkey media team, and say, “Hey, we can provide you with a media team and help market your event to a global audience. In turn, everybody who's a Beachmonkey member can skip the line and get in without having to wait,” or we'd get our members discounts on getting into the club or getting into the festival, or maybe we we could give away VIP passes or do a unique user experience; get backstage, introduce them to some artists, things like that. We can get exclusive access to our media team to shoot or video the event. We could also stipulate that we be able to hand out a card or special gift to promote our website to everyone entering the event. This helps bring more new members into the site, gives our media team and users better social content to share, and gives our members more special perks. In return, the event saves money on their media team, and receives more marketing to promote their event to a larger audience. We can offer the same services to artists as well.

How do you see Beachmonkey competing with concierge apps?

I've seen the different apps like that, and they kind of concentrate on tickets or concierge services or things like that. Doing a service for people, but not connecting people together. We can do that, but we want to be more connected with our users; a connected community. That's what is different. The second thing is, we have roughly about two to 3,000 photographers in a database that all really want to shoot the nightlife all over the globe, so if we had the capital right now, and of course on the website, we could launch in a thousand markets and have a thousand, 2,000 photographers out shooting right now in the clubs, four or five nights a week, bringing in a mass quantity of people directly onto the site. I don't think, unless I'm missing something out there, there's anybody out there right now that has that possible capability.

We have this really cool training and hiring process we do for our media team, and we can launch en masse beyond what anybody's capable of. If somebody decided hey, I want to do this, it would take them forever to build up the processes and designs and talk to photographers and build up all the relationships they need. Once we get it rolling, it will be completely unstoppable because there's no way someone could go to two, three, four, 500 markets, hire all the photographers, get them all trained, get them all excited about the brand, get them out in the nightlife and get them actually shooting and doing what they need to do.

Why only target one group of people for a social network?

The trend that many experts have predicted for years: The rise of social sites that target a specific market instead of targeting everyone on the planet. There are a few reasons for this. First, users feel more connected to the community if they all share a common interest, are more likely to have more engagement and will visit the site more often. Second, brands who have an interest in our target market will find it easier to connect with potential new clients when they advertise on our site. It is harder to find a specific market of people on a site who targets everybody because they waste money advertising to people who have no interest in their product. Third, the members on a social site that has a specific interest pay more attention and are more permissive of brands that align with their interests. Lastly, when you have a market in mind when you are designing, and creating user flow for a site or app, it is much easier to create something that is custom suited and comfortable to a user type than creating something that everyone on the planet has to enjoy.

What are your other strategies for growth?

We know from just testing and putting photographers in different places and getting them going, the minute we have a photographer start shooting in a market, even on a limited basis, we see users spike in that market. We know that the photography marketing works really, really, really well. We can hire someone for $15 to $20 an hour (depending on the city), get them in free to the event, and hand out photo cards as people come in the door. These cards say, “Your photo will be on Beachmonkey.com.” That gets us a massive surge of people running to the site, trying to get these photos. Then, when they start posting those photos on different social media sites, there will be a secondary surge of people that comes to the site to see what happened. They say what's Beachmonkey.com. They immediately jump on the site.

The second thing that we found that we're going to hopefully put some money into is college towns. It’s a really vital market. I’ve done some work on an experimental basis, taking a couple of interns in different college towns and having them develop marketing programs to get people onto the site without using photography marketing, and they came up with some really unique stuff.

We plan to expand on our paid internship program as well, to have all these really cool marketing programs, and the nice thing about that is, we can partner with brands and say, “Hey, we have a whole network of interns that we hire every year. We'll promote your brand too, whatever brand it is, along with coming up with unique, really cool marketing things we do at Beachmonkey.com.”

How does Beachmonkey make money? ^

Right now, the two biggest money makers are the sponsorship of the photos and the small percentage we take from photography. That basically pays our cost. We break even every year, but it doesn't allow for growth. The way we're going to make money going forward is, we're going to do membership fees. We will be continuing the photography marketing with logos on the photos, and then we'll do traditional ad spaces as well. We did some of that in the past, and it worked really well, but our website just wasn't conducive enough to keep running the ads. The ad module kept breaking down, and we didn't want to offer a bad product, so we stopped.

Also, lifestyle branding. We did experiments on that. We could take products out to festivals. A company will pay us money, and then we'll get natural social media looking photos for them, for their Twitter or Instagram or whatever, out at a festival with people actually using their brand. That worked really, really well, so we can set stuff up like that. That's what we'll have moving forward, but currently, we just concentrate on the photography, the logos on the photos, and then, of course, the media. In the future, if we can raise the capital and build this enormous marketing machine, I have already been told by large brands "If you build it, show us it works, we will want to work with you for sure".

In general, we've made the same amount of money for the past three years. We've had roughly the same expenditures, the same income, and the same revenue. We've got to the point where we can't do anything more; we don't have any staffing. To open up more markets and to do more projects, we need more people. As you know, more people cost more money, and we break even every year, so we roughly have $1,000 or $2,000 after all expenses are done, at the end, then we put that right back into needs of the site. So, it's remained pretty steady. For the markets we're in, what we do, our customer base has remained very loyal. We haven't lost any clients, but it's too hard to also bring in new clients, because the CEO does everything.

Do you plant to monetize on traffic with advertising? ^

Yes. We think that will be our second largest source of income; general advertising. When I had the ad revenue going, about two years ago, I always went around to different local venues and started selling advertising. It was very interesting because they really liked the name brand, but unfortunately, like I said, the software was very glitchy. I didn't want to put up a product where they weren't getting their money's worth. We got a lot of hits on their ad space. We got a lot of traffic from it. That was just, on a limited basis, going out to just local businesses, and they really loved the product because when you're talking to a nightclub or a clothing brand or something like that, they really like to market towards our users when they come on our website. That's their target market. A lot of times it matches up perfectly, so definitely, ad space is going to be one of our big revenue generators.

What is the biggest risk for Beachmonkey right now? ^

I'm extremely confident that everything I've tested, everything I've done and everything I looked at, works. It hasn't failed yet. The only thing that actually keeps me up at night is making sure that we successfully do our funding campaign. I want to make sure we do it right and get the right people, get the right investors in, because that's a critical part, too. It's important to get the right group of grass root investors that really believe in your product, and go out there and promote your product. I worry about not having the funding we need to move forward.

Why is your team the one to make Beachmonkey happen?

My first job out of college, I worked for an insurance company, Western Financial Group, and we sold life insurance and financial products. I spent eight years in that company by moving myself up from a sales rep all the way to an area manager, and we had to do all our marketing and sales ourselves. The great thing about working for them is that they are a Fortune 500 company and they gave us all the best training in sales, marketing, team building, and management. They taught us a lot about the basics of building a client base, doing user experience, being able to talk to a client, and so on. They also taught me a lot about the sales process and the management process. A lot of the training I had was going through the management process. They wanted to promote me up into the corporate office, as vice president but I knew that wasn't really for me.

I had the epiphany that Beachmonkey was something I really wanted to do. I started experimenting with it. Everything that I've developed, all the processes I've developed, have been around user experience. Working for that company taught me a lot about developing training programs to not only get really trained people on your team that know they have a place, but that also get them really excited and motivated about getting up every day and doing what they love. With that company, I also learned that you need to make sure that every single thing that your company touches is a great user experience, so even when we approach people to take a photo, it's a great user experience for that person. There's ways to approach people, the way you talk to them, the way you show them the photo, the way you post the photos online, the way you edit them. It creates a brand loyalty. I have these processes to get our business machine going, and then and being able to tweak that machine, which makes me really well qualified to come in and run this whole thing. I can bring a team in, but if the team doesn't know how to run the machine...if I don't build really good processes and make the machine work, everything falls apart. To me, it should be an easy one, two, three, four step process. You do this, this, this, and this, and then you're successful. Anybody who's followed that process that I built have done extremely well.

Also, I could say, just doing it myself, as well, helps tremendously. When people find out I'm the CEO and then also find out that I'm one of the photographers, they find a new level of respect for me. They see me out there just as much as they are, working just as hard. I'm the first one charging in and the last one leaving.

What's your cash flow?

As of March 2017, Cash in Hand is $1500. On average, expenses equals our revenue. Our last completed month was Feb 2017 revenue was $4,438 and our expenses was $4,416 for a gain of $22. We do not expect to run out of money in the next 5 years if everything remains the same.

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RISKS SPECIFIC TO BEACHMONKEY

1. Loss of Entire Investment
This is a high risk investment in a new company that has a limited operating history. Any potential investor must be willing to risk the entire loss of his capital. No assurance can be given that any of the potential benefits described will materialize, nor can any assurance be given as to the actual amount of financial return, if any, which may result from an investment.

2. Limited Operating History-History of Losses; Uncertain Future Profitability
The Company is still in a developmental stage. Consequently, its operations are subject to numerous risks... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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3rd

Michael Luczaj

CEO at Beachmonkey.com

Beachmonkey.com • The Ohio State University

Myrtle Beach, South Carolina Area • 500+

Send InMail | Connect

Experience

CEO
Beachmonkey.com
Aug 2008 – Present • 8 yrs 8 mos

Run the day to day operations of beachmonkey.com

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agency manager
Western & Southern Financial Group
Nov 1999 – Aug 2008 • 8 yrs 10 mos

Ocean Lifeguard
Lack's Beach Service
Jun 1991 – Oct 1999 • 8 yrs 5 mos

See description

Education

The Ohio State University
BS, Political Science
1985 – 1995

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